Exhibit 4.3
Dated as of March 9, 2020
CANADIAN PACIFIC RAILWAY LIMITED
as Guarantor
and
CANADIAN PACIFIC RAILWAY COMPANY
as Issuer
and
COMPUTERSHARE TRUST COMPANY OF CANADA
as Trustee
SECOND SUPPLEMENTAL INDENTURE
to the
TRUST INDENTURE
Dated as of May 23, 2008

i

THIS SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture") dated as of March 9, 2020 between CANADIAN PACIFIC RAILWAY LIMITED, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Guarantor"), CANADIAN PACIFIC RAILWAY COMPANY, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Corporation") and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having an office in Calgary, Alberta (the "Trustee").
RECITALS OF THE CORPORATION AND THE GUARANTOR
WHEREAS, the Corporation and the Trustee entered into an Indenture dated as of May 23, 2008 (the "Initial Indenture"), as supplemented by the first supplemental indenture dated as of November 24, 2015 between the Guarantor, the Corporation and the Trustee (the "First Supplemental Indenture", and together with the Initial Indenture, the "Indenture");
AND WHEREAS the Indenture provides, among other matters, that the Corporation and the Trustee may enter into a supplemental indenture for any one or more purposes specified in Section 13.1 thereof;
AND WHEREAS, pursuant to the First Supplemental Indenture, the Guarantor agreed to fully and unconditionally guarantee (i) all of the then outstanding Debentures and (ii) any additional Debentures designated in accordance with the First Supplemental Indenture to be guaranteed.
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH it is mutually covenanted and agreed as follows:
ARTICLE 1
INTERPRETATIONS

1.1	Second Supplemental Indenture
As used herein "Second Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Second Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.2	Definitions in Second Supplemental Indenture
All terms contained in this Second Supplemental Indenture (including the recitals above) which are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "Corporation" and "Trustee" shall have the respective meanings given to them in the Indenture.

1.3	Interpretation not Affected by Headings
The division of this Second Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Indenture.

ARTICLE 2
AMENDMENT TO SECTION 5.3 OF THE INDENTURE

2.1	Amendment to Section 5.3 of the Indenture
Effective as of the date hereof and immediately prior to the issuance by the Corporation of a fifth series of Debentures under the Indenture, Section 5.3 of the Indenture shall be deleted in its entirety and replaced with the following:
"5.3    Notice of Redemption
Notice of intention to redeem (i) any of the Debentures issued prior to March 9, 2020 shall be given by or on behalf of the Corporation to the holders of such Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption (the "Redemption Date") and (ii) any of the Debentures issued on or after March 9, 2020 shall be given by or on behalf of the Corporation to the holders of such Debentures which are to be redeemed, not more than 60 days and not less than 10 days prior to the applicable Redemption Date or during such other period as may be specified in the Terms Schedule with respect to such Debentures issued on or after March 9, 2020, in each case in the manner provided in Section 11.2. Every notice of redemption shall specify the Series and the Maturity Date of the Debentures called for redemption, the Redemption Date, the Redemption Price or the Redemption Price Calculation Date, as applicable, and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, unless all the outstanding Debentures of a Series are to be redeemed, the notice of redemption shall specify:

(a)
in the case of a notice mailed to a holder of Debentures, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such holder);

(b)
in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected; and

(c)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part."

2.2	Guarantor's Acknowledgement
The Guarantor hereby acknowledges the amendment to the Indenture set forth in Section 2.1 above.
ARTICLE 3
GENERAL

3.1	Effectiveness
This Second Supplemental Indenture will become effective upon its execution and delivery.

3.2	Effect of Recitals
The recitals contained herein shall be taken as the statements of the Corporation and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and to perform its obligations under the Indenture and hereunder.

3.3	Ratification of Indenture
The Indenture as supplemented by this Second Supplemental Indenture is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent therein provided.

3.4	Governing Law
This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

3.5	Severability
In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.6	Acceptance of Trust
The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Debentureholders subject to all the terms and conditions herein set forth.

3.7	Counterparts and Formal Date
This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written. Delivery of an executed signature page to this Second Supplemental Indenture by any party hereto by facsimile transmission or PDF shall be as effective as delivery of a manually executed copy of this Second Supplemental Indenture by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Supplemental Indenture on the date first above written.

CANADIAN PACIFIC RAILWAY		CANADIAN PACIFIC RAILWAY
LIMITED		COMPANY

Per:	(signed) "Nadeem Velani"	Per:	(signed) "Nadeem Velani"
Name:	Nadeem Velani	Name:	Nadeem Velani
Title:	Executive Vice President and	Title:	Executive Vice President and
	Chief Financial Officer		Chief Financial Officer

Per:	(signed) "Chris De Bruyn"	Per:	(signed) "Chris De Bruyn"
Name:	Chris De Bruyn	Name:	Chris De Bruyn
Title:	Director, Investor Relations and Treasury	Title:	Director, Investor Relations and Treasury

COMPUTERSHARE TRUST COMPANY
OF CANADA

Per:	(signed) "Angela Fletcher"
Name:	Angela Fletcher
Title:	Corporate Trust Officer

Per:	(signed) "Wande Oshile"
Name:	Wande Oshile
Title:	Corporate Trust Officer